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                                                                   EXHIBIT 10.12


                               CONTRACT FOR SUPPLY
                                       AND
                          REGENERATION OF SULFURIC ACID

BETWEEN:

CHLORALP,

A simplified stock company with headquarters at 25 Quai Paul Doumer, 92 408 Courbevoie, France,

Hereinafter "CHLORALP,"

                                                        party of the first part,

AND:

RHONE-POULENC CHIMIE

A stock company with headquarters at 25 Quai Paul Doumer, 92408 Courbevoie,

Hereinafter "RPC,"

                                                        party of the other part,

WHEREAS:

- CHLORALP has a shop for the manufacture of chlorine on the site of PONT DE CLAIX (France), (hereinafter "the SHOP"), which consumes virgin sulfuric acid with the specifications that appear in the Appendix (hereinafter "VIRGIN ACID"), and which produces process sulfuric acid (hereinafter "PROCESS ACID") at a H(2)S0(4) concentration on the order of 75%;

- RPC operates a unit for the manufacture of synthetic sulfuric acid on its site at Les Roches de Condrieu (France), (hereinafter "the UNIT"), which uses, among other materials, PROCESS ACID to produce virgin sulfuric acid, and supplies the SHOP with VIRGIN ACID produced from PROCESS ACID supplied by the SHOP;

- CHLORALP wishes to maintain the supply of the SHOP in VIRGIN ACID produced by RPC from PROCESS ACID supplied by CHLORALP, and RPC is willing to continue rendering this service (hereinafter the "SERVICE");

- CHLORALP may, in addition, buy from RPC quantities of VIRGIN ACID additional to those bought for the SERVICE (hereinafter "SUPPLEMENTARY ACID");



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THE PARTIES HAVE AGREED AS FOLLOWS:

ARTICLE 1 - OBJECT

The object of this Contract is the supply by RPC to CHLORALP and the purchase by CHLORALP from RPC of the SERVICE.

The PROCESS ACID is deemed transformed into VIRGIN ACID only when the latter is delivered by RPC. The PROCESS ACID is deemed to remain property of CHLORALP until the passage of the storage tank at the RPC site in Roches de Condrieu, and RPC shall assure its storage in compliance with the rules of the art, and safekeeping thereof until it is cracked. RPC shall also assure the storage and safekeeping of the VIRGIN ACID. Reference to Incoterms made below is without effect on the provisions of this Article 1.

ARTICLE 2 - QUALITY - GUARANTEES

2.1. The PROCESS ACID and the VIRGIN ACID shall comply with the specifications appearing in the Appendix.

2.2. In the absence of complaints within a term of twenty (20) days from receipt, the acids delivered by each of the Parties shall be deemed compliant with said specifications.

2.3. RPC guarantees only the compliance of the VIRGIN ACID with the specifications appearing in the Appendix.

2.4. CHLORALP pledges to supply to RPC a PROCESS ACID compliant with the specifications appearing in the Appendix.

         Should CHLORALP modify the process generating the PROCESS ACID and/or replace it by a new procedure, so that the quality of the PROCESS ACID may be modified, CHLORALP pledges to first inform RPC. RPC, based on the information supplied by CHLORALP, reserves in this case the right to accept or not the PROCESS ACID at its UNIT.

ARTICLE 3 - REGENERATION SERVICE

3.1. CHLORALP pledges to supply to RPC all the volumes of PROCESS ACID produced from the drying of chlorine from Pont de Claix and, in all events, a minimum annual quantity of PROCESS ACID not below [*] tons, base 100% H(2)SO(4).

         RPC pledges to supply to CHLORALP, F.O.B. plant of Roches de Condrieu, [*] of VIRGIN ACID (base 100% H(2)SO(4)) for each ton of PROCESS
         ACID (base 100% H(2)SO(4)) delivered by CHLORALP.


  * Indicates information deleted based on a Confidential Treatment Request pursuant to Rule 406 under the Securities Act of 1933, as amended.
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         RPC shall inform CHLORALP of the scheduled downtime affecting the operation of the UNIT. If the supply of the SERVICE is not possible for reasons other than force majeure at the site of Roches de Condrieu, RPC pledges to supply the SERVICE at its site in Rieme (Belgium), in which case the difference in transport cost (Pont de Claix/Les Roches de Condrieu - Pont de Claix/Rieme) will be paid by RPC. If such supply of the SERVICE is not possible even at the site of Rieme, RPC shall make its best efforts to try, however, to assure the supply of the SERVICE to CHLORALP.

3.2. RPC shall reserve for CHLORALP, in the UNIT, an annual capacity of [*] tons, base 100% H(2)SO(4).

3.3. Deliveries of PROCESS ACID and requests for shipments of VIRGIN ACID shall be distributed as regularly as possible throughout the year. Before the 20th of each month, CHLORALP shall supply to RPC a provisional plan of deliveries of PROCESS ACID and requests for shipments of VIRGIN ACID for the following three months.

ARTICLE 4 - PRICE OF THE SERVICE

4.1. CHLORALP shall pay RPC for the SERVICE or for the reservation of the volume for the UNIT as follows:

         4.1.1. Initial price

                           The price of the SERVICE, for each metric ton of PROCESS ACID (base 100% H(2)SO(4)) delivered to the UNIT by CHLORALP, is established at [*] FF/t for the year 1997.

         4.1.2. Revision of the Price of the SERVICE

                           The parties shall establish by mutual consent, before November 30 of each year, the price of the SERVICE applicable to the supply of the SERVICE for the following year. In the event of disagreement concerning the price, the Parties may consider and negotiate other solutions, such as, whereby these proposals do not constitute a commitment on their part: an agreement based on the application of the price proposed by RPC, with possibility for CHLORALP to reduce the minimum volume as defined in Article 3.1, or an agreement on the application for the year
                           (n) of the price of the SERVICE applied for the preceding year (n-1), with possibility for RPC to reduce the capacity reserved, as defined in Article
                           3.2. It is understood that, in the absence of all agreement between the Parties as of December 31 of the year (n), the price of the SERVICE applied during that year (n+1) shall be equal to the price of the SERVICE applied in the preceding year (n), but that, in this case, the contract shall be canceled automatically, such cancellation becoming effective as of December 31 of that year (n+1), unless the Parties

* Indicates information deleted based on a Confidential Treatment Request pursuant to Rule 406 under the Securities Act of 1933, as amended.

                           decide otherwise.

                           In all events, the price of the SERVICE may never be less than [*] FF/T (base 100% H(2)SO(4)).

4.2. The price of the SERVICE applies for PROCESS ACID with a content of H(2)SO(4) of 65% or more.

         RPC may refuse to take delivery of any quantity of PROCESS ACID with a content of H(2)SO(4) below 65%. If it accepts the delivery and if, during a given month, the average concentration of the PROCESS ACID delivered by CHLORALP to RPC is below 65%, the price of the SERVICE then applicable shall be increased by 5% for each 1% of content below 65%, with a prorate in the event of decimals. The price of the SERVICE so increased shall be applied to the total quantity, base 100%, delivered by CHLORALP to RPC in the month in question, calculated based on the average concentration in the month in question.

4.3. If, during a given calendar year, CHLORALP delivers to RPC a quantity of PROCESS ACID lower than [*] tons (100% H(2)SO(4), CHLORALP must pay to RPC an Additional Annual Remuneration "RS" calculated as follows:

                               [*]

         where:

-        PR       is the price of the SERVICE for the year in question.

-        Qn       is the minimum quantity of PROCESS ACID that CHLORALP pledges to deliver to RPC pursuant to the provisions of Article 3.1 above, i.e. [*] tons, base 100% H(2)SO(4).

-        QR       is the quantity actually delivered by CHLORALP to RPC during the calendar year in question.

-        q        is the average daily quantity (base 100%), deliverable by
                  CHLORALP to RPC, i.e. Qn/365.

-        d        is the number of possible days of downtime of the installation producing PROCESS ACID, due to cases of force majeure.

ARTICLE 5 - ADDITIONAL VIRGIN ACID

5.1. In addition to the VIRGIN ACID supplied by RPC in the framework of the SERVICE, RPC makes available to CHLORALP volumes of ADDITIONAL ACID.

5.2. The price of the ADDITIONAL ACID is, for 1997, [*] Francs per ton (base 100%), F.O.B. Roches de Condrieu.

5.3. In subsequent years, the price shall be negotiated specifically between the Parties.

ARTICLE 6 - INVOICES AND PAYMENT

6.1. The invoices of RPC for the SERVICE shall be drawn up and sent monthly to CHLORALP for the supplies and services of a given month during the first ten



* Indicates information deleted based on a Confidential Treatment Request pursuant to Rule 406 under the Securities Act of 1933, as amended.

         business days of the following month. They shall be paid at thirty (30) days, end of month, on the 10th of the following month.

6.2. Invoices for the SERVICE shall be drawn up based on H(2)SO(4) concentrations, measured by RPC. Upon receipt of the invoice, CHLORALP shall have ten (10) business days to object to the measurements made by RPC. After this term, no objection shall be admitted.

6.3. Possible invoices for the Additional Annual Payment applicable to a calendar year shall be drawn up during the first month of the following year. Payment shall be made at 30 days, end of month, on the 10th of the following month.

ARTICLE 7 - TERM

This Contract shall become effective as of its signing by the Parties, and shall remain in effect for an initial term of 4 years, as of January 1, 1997, i.e. until December 31, 2000, subject to the provisions of Article 4.1.2.

It shall be extended by tacit renewal for successive terms of one (1) year, unless notice of cancellation is sent by one of the Parties to the other by registered letter with acknowledgment of receipt, at least six (6) months before the expiration date of the initial term or any of the renewal terms.

ARTICLE 8 - ADVANCE CANCELLATION

If either one of the Parties fails to meet one of its obligations hereunder, and it is not remedied within a term of thirty (30) days after notification of such non-compliance by the other Part, sent by registered letter with acknowledgment of receipt, the latter shall be entitled to cancel this Contract by right, effective immediately, by registered letter with acknowledgment of receipt, sent to the defaulting party, subject to settlement of any invoice owed for any supply of the SERVICE before the date of said cancellation and non-contested.

ARTICLE 9 - FORCE MAJEURE

Circumstances of force majeure are considered to be, without limitation thereto, circumstances such as war, insurrection, natural disasters, flood, fires, explosions, strikes and work conflicts, embargo, shortage of raw materials, scrapping of important parts, administrative decisions preventing CHLORALP from operating its shop producing PROCESS ACID or preventing RPC from operating its UNIT.

The affected Party shall be released from meeting its obligations within the limits of the impediment. However, it must make all efforts to alleviate as much as possible its own non-compliance (by all measures or substitutions deemed necessary and valid, in agreement with the other Party), and resume its obligations as soon as the cause disappears.

The Party affected by a case of force majeure must inform the other without delay, by registered letter with acknowledgment of receipt, indicating the foreseeable duration of its impediment and, if applicable, indicating the provisions it intends to make in order to remedy the situation.

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ARTICLE 10 - PROTECTION

If, due to unforeseen or unforeseeable circumstances beyond the control of the Parties during the implementation term of this contract, a major change occurs in the economic conditions which led to the execution hereof, and, as a consequence, the implementation of some of its provisions would cause severe and durable damage to either one of the Parties, the Parties shall consult to determine, by mutual agreement, the new conditions applicable to this contract, which would allow replacing both Parties in a contractual situation comparable to that prevailing at the time of the execution hereof.

ARTICLE 11 - ASSIGNMENT OF THE RIGHTS AND OBLIGATIONS OF THE CONTRACT

Neither Party may assign to a third party the rights and obligations arising from this Contract without prior agreement of the other Parties, unless such third party is its successor under a merger, absorption or contribution of the entire, or practically the entire, activity hereunder.

For the purposes of this Article, the Affiliates of a Party shall not be deemed third parties. "Affiliate" is understood as any entity controlling, controlled by, or under control of a Party, whereby "control" means ownership of at least 50% of the capital.

ARTICLE 12 - CONFLICTS

This Contract is governed by French law.
Any conflict between the Parties arising from the implementation of this Contract, and not resolved between them by amicable agreement, shall be exclusively and finally resolved according to the Conciliation and Arbitration Rules of the International Chamber of Commerce, by three arbitrators designated pursuant to said rules. Arbitration shall take place in Paris, and shall be conducted in French and/or English.

                                          Drawn up in Paris
                                          in two originals


        CHLORALP                          RHONE-POULENC CHIMIE


     17 Oct 97                date        17/10/97
-----------------------------       ----------------------------------

/s/ William G. Osborne     signature /s/ Daniel Humbert
--------------------------           ---------------------------------



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                                      ANNEX


                                 SPECIFICATIONS

                                  PROCESS ACID


Sulfuric acid content                        :        65% mini

Ashes at 1000(degrees) C                     :        0.1% maxi

Na + K                                       :        1000 ppm maxi

     Cl                                      :        500 ppm maxi

     P                                       :        100 ppm maxi

     F                                       :        10 ppm maxi

     Heavy metals                            :        1000 ppm maxi

     Water                                   :        addition at 100%

Monophase liquid

Absence of matter in suspension



                                   VIRGIN ACID


Total acidimetric content (%)                      92 mini - 95 maxi in winter
expressed in H(2)SO(4) for 100g mini                   95 to 98 except in winter

         sulfur dioxide (mg/kg)                    50 maxi

         iron (mg/kg)                              30 maxi

         nitrogen, nitric (mg/kg)                  10 maxi